For Immediate Release
   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Inc. Provides 2015 Capital Budget and Production Guidance

HOUSTON, September 15, 2014 - Gastar Exploration Inc. (“Gastar”) (NYSE MKT: GST) today announced its 2015 capital budget and provided full-year 2015 production guidance.
2015 Capital Budget
Gastar’s Board of Directors has approved a 2015 capital budget of approximately $257.3 million, comprised of $222.7 million of drilling, completion and infrastructure costs, $28.0 million of land and seismic expenditures, and other capitalized costs of approximately $6.6 million.
Gastar’s 2015 capital budget is expected to provide for 44 gross (27.1 net) wells in the Hunton Limestone play, six gross (3.0 net) wells in the Marcellus Shale play, two gross (1.5 net) wells total in the Utica Shale play, including one gross (0.5 net) horizontal well and one gross (1.0 net) vertical well, and two gross (1.5 net) wells in the Mid-Continent Stack Play.
Gastar’s 2015 capital budget is based on its projection that future lower Hunton Limestone wells will be completed at an average gross cost of approximately $5.5 million with an average 4,200-foot lateral, Marcellus Shale wells will be completed at an average gross cost of approximately $7.8 million with an average 5,000-foot lateral, Utica Shale horizontal wells will be completed at an average gross cost of approximately $16.0 million with an average 6,700-foot lateral, Mid-Continent Stack Play wells will be completed at an average gross cost of approximately $12.0 million with an average 10,500-foot lateral and the Utica Shale vertical well will be completed for approximately $3.0 million. Adjustments to the capital budget may be required based on drilling results or changes in actual or forecasted costs or commodities prices. Gastar is projected to operate approximately 74% of its budgeted drilling and completion capital expenditures for the full-year 2015. As such, Gastar could reduce a significant portion of capital expenditures if necessary to better match available capital resources.
Guidance for 2015
Based on the approved capital budget and drilling activity outlined above, Gastar is providing the following guidance for the full-year 2015:

Production	Full-Year 2015
Net average daily (MBoe/d)	15.5 - 18.0
Liquids percentage	44% - 48%

About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. In Oklahoma, Gastar is currently pursuing development within the primarily oil-bearing reservoirs of the Hunton Limestone horizontal play and will test other prospective formations on the same acreage, including the Woodford Shale and the Meramec Shale (middle Mississippi Lime), which Gastar refers to as the Mid-Continent Stack Play. In West Virginia, Gastar is continuing the development of liquids-rich natural gas in the Marcellus Shale and is beginning to drill the dry gas Utica Shale play on its acreage.
Safe Harbor Statement and Disclaimer
This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to our ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.
Gastar’s estimates are based upon a number of assumptions. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including uncertainties about the estimated quantities of oil and natural gas reserves and in the projection of future rates of production and timing of development expenditures of proved reserves. Additional information regarding the risks and uncertainties that affect Gastar’s business is contained in Gastar’s Annual Report on Form 10-K and other filings with the SEC.

Unless otherwise stated herein, equivalent volumes of production are based upon an energy equivalent ratio of six Mcf of natural gas to each barrel of liquids (oil, condensate and NGLs), which ratio is not reflective of relative value. Our NGLs are sold as part of our wet gas subject to an incremental NGLs pricing formula based upon a percentage of NGLs extracted from our wet gas production. Our reported production volumes reflect incremental post-processing NGLs volumes and residual gas volumes with which we are credited under our sales contracts.
Gastar's capital budget is subject to revision and reevaluation dependent upon future developments including drilling results, availability of crews, supplies and production capacity, weather delays, significant changes in commodities prices or drilling costs.
Gastar has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free (888) 603-5847.